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[LOGO] Metlife(R)
                                                                                          ADMINISTRATIVE OFFICE
METROPOLITAN LIFE INSURANCE COMPANY                                                              METLIFE
200 Park Avenue, New York, NY 10166-0188                                           1 City Place, 185 Asylum Street, 3CP
                                                                                Annuity Services, Hartford, CT 06103-3415
VARIABLE ANNUITY APPLICATION
METLIFE FINANCIAL FREEDOM SELECT(R)                                                        FOR COMPANY USE ONLY
NON-ERISA TAX SHELTERED ANNUITY (TSA)
VERSION 2                                                                       No.______________________________________

                                                                                Contract No. ____________________________

1. EMPLOYER INFORMATION (TO BE COMPLETED BY REPRESENTATIVE)

CHECK ONE: [_] Existing Group: Employer Group # _____________________________

           [_] New Group: If new group, complete the following:

(a) Employer ____________________________________________________________________________________________________________

(b) Plan Name (If different) ____________________________________________________________________________________________

(c) Address _____________________________________________________________________________________________________________

(d) Employee I.D.# (If other than Social Security #) _____________________________ Campus # _____________________________

(e) Plan Participation Date_______________________________________________________

2. METLIFE FINANCIAL FREEDOM SELECT CLASS SELECTION

SELECT ONE CLASS -- IF NO CLASS IS SELECTED, THE E CLASS WILL AUTOMATICALLY BE CHOSEN.

[_] e Class [_] e Bonus Class

3. CERTIFICATE APPLIED FOR:

[_] 403(b) Tax Sheltered Annuity     CHECK IF: [_] 501(c)(3)

4. PARTICIPANT

Name (First, Middle Initial, Last)                                              Marital Status       Date of Birth
_____________________________________________________________________________   __________________   ____________________

Street Address                                                                  Social Security #
_____________________________________________________________________________   _________________________________________

City, State, ZIP Code                                                           Occupation
_____________________________________________________________________________   _________________________________________

Home Telephone #                     Work Telephone #                           Are you retired?     [_] Yes   [_] No
__________________________________   ________________________________________   _________________________________________

Gender: [_] Male [_] Female          Specify Citizenship:         [_] U.S.A.  [_] Other _________________________________

E-mail Address: _______________________________

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5. PRIMARY AND CONTINGENT BENEFICIARY(IES)

    Beneficiary Type        Name (First, Middle Initial, Last)  Relationship to Participant  Social Security #
--------------------------  ----------------------------------  ---------------------------  -----------------
[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

[_] Primary [_] Contingent  __________________________________  ___________________________  _________________

6. CONTRIBUTION

                                           Amount          Times per Year

Employee Salary Reduction/1/:       ____________________ X _______________

Additional Amount:                  ____________________ X _______________

Employee After-tax Deduction:       ____________________ X _______________

Roth Employee Salary Reduction/1/:  ____________________ X _______________

Payroll Effective Date:             ____________________
                                        (mm/dd/yyyy)

Lump Sum Direct Transfer Amount:    ____________________

Source of Funds for Transfer:

 Annuity Contract    Pension Assets    Cert. of Deposit     Mutual Fund    Money Market        Bonds
------------------  ----------------  ------------------  ---------------  --------------  -------------

__________________  ________________  __________________  _______________  ______________  _____________

      Stocks              Loan            Life Policy        Endowment      Real Estate        Other

__________________  ________________  __________________  _______________  ______________  _____________
                                                          (Maturity Date)                  (Description)

/1/  I CERTIFY THAT I HAVE ENTERED INTO A SEPARATE SALARY REDUCTION AGREEMENT
     WITH MY EMPLOYER FOR EMPLOYEE SALARY REDUCTION CONTRIBUTIONS.

7. REPLACEMENT (MUST BE COMPLETED)

(a)  Do you have any existing individual life insurance or annuity contracts?
     [_] Yes  [_] No
     If "Yes", applicable disclosure and replacement forms must be attached.

(b)  Will the annuity applied for replace or change one or more existing annuity
     or life insurance contracts?   [_] Yes  [_] No
     If "Yes", applicable disclosure and replacement forms must be attached.

     (NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE,
     REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN ANNUITY OR LIFE INSURANCE
     CONTRACT IN CONNECTION WITH THIS APPLICATION.)

                                                                          Check (Clock) if  Check (Clock) if
                                         Transaction Description          Rev. Rul. 90-24     Group Life or
Company Name  Policy/Contract #  (e.g., "Full withdrawal of cash value")      Transfer           Annuity
------------  -----------------  ---------------------------------------  ----------------  ----------------

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

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8.   OPTIONAL RIDERS (AVAILABLE AT TIME OF APPLICATION AND MAY NOT BE CHANGED ONCE ELECTED. THERE ARE ADDITIONAL CHARGES
     FOR THE RIDERS)

     LIVING BENEFIT RIDERS* (Check only one or none)

     [_] The Predictor(SM) (Guaranteed Minimum Income Benefit)**   [_] MetLife Lifetime Withdrawal Guarantee(TM)

     *    Not available in all states. State availability must be verified for each of the Living Benefit riders.

     DEATH BENEFIT RIDER

     [_] Annual Step-up

     **   The Guaranteed Minimum Income Benefit (GMIB) may have limited usefulness in a 403(b) plan. Required minimum distributions may have the effect of reducing or, in some cases, entirely eliminating the value of this benefit. If you think you would not exercise the GMIB benefit until after your required beginning date (i.e.,
          April 1st after the later of the year you reach 70 1/2 or the year you separate from service), you should consult your tax advisor to determine if the GMIB is appropriate for your circumstances.

9.   AUTHORIZATION & SIGNATURE(S)

(a) NOTICE TO APPLICANT

ARKANSAS, LOUISIANA, AND NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO RESIDENTS ONLY: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award from insurance proceeds. Such acts shall be reported to the Colorado Divisions of Insurance with the Department of Regulatory
Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE AND WASHINGTON RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY RESIDENTS ONLY: Any person who knowingly files a statement of claim containing false or misleading information is subject to criminal and civil penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FLORIDA RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A
STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF
THE THIRD DEGREE.

OTHER IMPORTANT STATE NOTICES

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Interest Account and reallocation from the
Investment Divisions to the Fixed Interest Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Interest Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the
Fixed Interest Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED, READ AND
UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED INTEREST ACCOUNT MAY NOT BE AVAILABLE
AT SOME POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A
SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

                                                             CONTINUED ON PAGE 4

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9.   AUTHORIZATION & SIGNATURE(S) CONTINUED FROM PAGE 3

(b)  SIGNATURES

     I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief.
     I have received MetLife's CUSTOMER PRIVACY NOTICE, the current prospectus for the MetLife Financial Freedom Select, and all required fund prospectuses. I UNDERSTAND THAT ALL VALUES PROVIDED BY THE CONTRACT/CERTIFICATE BEING APPLIED
     FOR, WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO
     THE AMOUNT. I understand that as required by law MetLife Financial Freedom Select restricts distribution of my
     403(b) contributions and earnings on them to the extent required by law until I am 59(1)/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I also understand that my contributions and earnings may be restricted as defined in the plan document. I understand that the Internal Revenue
     Code provides tax deferral for 403(b) arrangements and there is no additional tax benefit obtained by funding a TSA with a variable annuity.

     It is conceivable that certain optional death benefits and living benefits could have adverse tax consequences.
     Consult your own tax advisor prior to purchase.

     I understand that certain tax rules regarding designated Roth 403(b) contracts are not clear and that the Company has the right to allocate benefits, credits and charges between the designated Roth account and the non-Roth account under this Contract or Certificate using a method it deems reasonable based on existing tax guidance.

     Under penalties of perjury, I certify that (a) the Social Security Number shown on this form is my correct number, and (b) I am not subject to backup withholding because (i) I am exempt from backup withholding or (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding and (c) I am a U.S.
     person (including a U.S. resident alien). (Note that you must cross out item (b) above if the IRS has notified you that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.)

City & State where application signed ___________________________________________________________________________________

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP
WITHHOLDING.

_____________________________________________________________________________________________________   _________________
Signature of Participant                                                                                Date

10.  REPRESENTATIVE INFORMATION

STATEMENT OF REPRESENTATIVE All answers are correct to the best of my knowledge. I have provided the Proposed Participant with MetLife's CUSTOMER PRIVACY NOTICE, prior to or at the time he/she completed the application form. I have also delivered a current MetLife Financial Freedom Select prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly FINRA registered and licensed in the state where the Proposed Participant signed this application.

DOES THE APPLICANT HAVE EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS? [_] Yes   [_] No
If "Yes", applicable disclosure and replacement forms must be attached.

IS THIS ANNUITY BEING PURCHASED TO REPLACE ANY EXISTING LIFE INSURANCE OR ANNUITY POLICY(IES)?   [_] Yes   [_] No
If "Yes", applicable disclosure and replacement forms must be attached.

(NOTE: REPLACEMENT INCLUDES ANY SURRENDER, LOAN, WITHDRAWAL, LAPSE, REDUCTION IN OR REDIRECTION OF PAYMENTS ON AN ANNUITY
OR LIFE INSURANCE CONTRACT IN CONNECTION WITH THIS APPLICATION.)

_____________________________________________________________________________________________________   _________________
Signature of Representative                                                                             Date

Printed Representative Name (First, Middle Initial, Last)                               State License I.D.#

STATEMENT OF MANAGER/REGISTERED PRINCIPAL: I have reviewed this application as well as all submitted supplemental material. I believe this sale to be appropriate and suitable for the client based upon this review and the facts and circumstances known to me.

Approved ____________________________________________________________________________________________   _________________
         Signature of Managing Director (or authorized Registered Principal)                            Date

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                              REQUIRED INFORMATION

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1.   Financial Disclosures

(1)  Sum of Estimated Annual Income $ ______________________________

(2)  Sum of Estimated Liquid Net Worth $ ______________________________

     (NOTE: LIQUID NET WORTH IS LIQUID ASSETS, THOSE THAT CAN BE TURNED INTO CASH QUICKLY AND EASILY, LESS LIABILITIES.
     INCLUDE IN LIQUID NET WORTH, THE AMOUNT OF THIS INVESTMENT. EXCLUDE FROM LIQUID NET WORTH YOUR PERSONAL PROPERTY,
     PERSONAL RESIDENCE, REAL ESTATE, BUSINESS EQUITY, HOME FURNISHINGS AND AUTOS.)

(3)  Total Existing Assets - what is the total value of all your existing assets including investments, real estate, bank accounts, and personal property.

     [_]$0 - $500,000   [_]$500,000 - $1,000,000   [_]$1,000,000 - $5,000,000   [_]$5,000,000 +

(4)  What is the total face value of all existing life insurance holdings?   $ ______________________________

(5)  Tax Bracket $ ______________________________

(6)  Is the source of funds a MetLife or MetLife Securities, Inc. policy, account or contract?   [_]Yes   [_]No

(7)  Tax Market of funds used to purchase this annuity (if applicable, choose all that apply)

     [_]Non-Qualified   [_]SEP   [_]401(a)   [_]403(b)   [_]Traditional IRA   [_]SARSEP   [_]401(k)   [_]403(b)(7)   [_]Roth IRA
     [_]SIMPLE IRA    [_]403(a)   [_]KEOGH   [_]Other

(8)  Prior Investment Experience (Choose all that apply and indicate your years of experience)

     [_]Stocks__years   [_]Mutual Funds__years   [_]Certificate of Deposit (CD)__years   [_]None   [_]Bonds__years
     [_]Money Markets__years   [_]Other____years   [_]Annuities__Years

(9)  How many years remain before you plan to take a significant disbursement from this account? (Significant should be defined as more than 10% of the account balance in any year.)

     [_]less than 5 years   [_]5 to 9 years   [_]10 or more years

(10) Do you anticipate making a withdrawal, other than pursuant to a systematic withdrawal plan, before you attain age 59
     1/2? [_]Yes [_]No

(11) Was Asset Allocation Questionnarie/Worksheet used?   [_]Yes   [_]No
     If yes, what was the client's overall risk tolerance resulting from asset allocation questionnaire?

     [_]Conservative   [_]Conservative to Moderate   [_]Moderate   [_]Moderate to Aggressive   [_]Aggressive

(12) Describe risk tolerance applicable to this contract. (How would you catagorize yourself as an investor?) (Choose one.)

     [_]Conservative - Generally wants minimal risk by limiting exposure to high-risk investments while still seeking some growth

     [_]Conservative to Moderate - Generally can tolerate some moderate risk in a portion of your investment while allocating a significant amount of your investment in lower risk options

     [_]Moderate - Generally can tolerate some short-term market volatility by balancing higher risk options with lower risk options

     [_]Moderate to Aggressive - Generally comfortable with market volatility in short term but seeks to soften the sharp swings in market value with some lower risk options

     [_]Aggressive - Generally not concerned with extreme price fluctuations in the market and seeks highest growth potential

(13) Describe the owner's investment objective of this contract

     [_]Preservation of Capital - seeks income and stability, with minimal risk

     [_]Income - seeks current income over time

     [_]Growth & Income - seeks capital appreciation over long term combined with current dividend income

     [_]Growth - seeks capital appreciation over long term

     [_]Aggressive Growth - seeks maximum capital appreciation over time by investing in speculative and/or high risk securities

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                              REQUIRED INFORMATION

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1.   FINANCIAL DISCLOSURES CONTINUED FROM PAGE A

(14) Number of Dependant(s) ___Age(s) ___
     (includes spouse, children or other persons living with you that you support)

(15) Who is the owner's Employer? (SEP/SIRA only) __________________________________________________________

(16) Is the Proposed Owner a member of the military services or a dependent of a member of the military services?   [_]Yes   [_]No
     If "Yes", please leave the IMPORTANT INFORMATION FOR MEMBERS OF THE MILITARY SERVICES AND THEIR DEPENDENTS WITH THE PROPOSED
     OWNER.

(17) Purpose of Annuity Contract: (Choose one.)

     [_]Income - Primary purpose is to satisfy income needs in the future through annuitization or withdrawals.

     [_]Estate Planning - Primary purpose is to transfer wealth to beneficiaries upon death.

     [_]Wealth Accumulation - Primary purpose is long term accumulation of value without express desire for "retirement income" or
        "estate planning"

     [_]Retirement Planning - Primary purpose is long term accumulation of value specifically to meet or supplement income needs upon retirement.

     [_]Other

(18) What is Owner's citizenship?   [_] USA   [_] Other_____________

     If "Other" selected above, please answer the following:

     Does the owner reside in the United States?                                 [_]Yes   [_]No

     Does the owner work in the United States?                                   [_]Yes   [_]No

     Does the owner own a home or property in the United States?                 [_]Yes   [_]No

     Does the owner own a business in the United States?                         [_]Yes   [_]No

     Does the owner have a United States bank account?                           [_]Yes   [_]No

     Does Owner have any known ties to a foreign political official
     (immediate family, in-law, former spouse, or close associate)?              [_]Yes   [_]No

(19) Are owner(s) or an immediate family member associated with an FINRA member
     firm?                                                                       [_]Yes   [_]No

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2.   OPTIONAL AUTOMATED INVESTMENT STRATEGIES

If no Automated Investment Strategy (Equity Generator(SM), Allocator(SM), Rebalancer(R), Index Selector(SM) is chosen, go to page D and complete column 1, "Allocation" only. If selecting a strategy, follow the instructions as indicated.

     Please note only one strategy can be selected.

..    EQUITY GENERATOR(SM)

     EACH MONTH AN AMOUNT EQUAL TO THE INTEREST EARNED IN THE FIXED INTEREST ACCOUNT IS TRANSFERRED TO ONE FUNDING CHOICE
     YOU SELECT.

     STEP 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page D, in column 1.

     STEP 2--Each month an amount equal to the interest earned in the Fixed Interest Account is transferred to the one fund of your choice on page D in column 3. This should be 100% for the one fund you choose.

     STEP 3--If the amount of your contributions allocated to the Fixed Interest Account on page D, in column 1, line 1 is less than 100%, allocate your remaining contributions to one or more of the funds on page D in column 1.
             This column must total 100% when complete.

..    ALLOCATOR(SM)

     EACH MONTH A DOLLAR AMOUNT THAT YOU SELECT IS TRANSFERRED FROM THE FIXED INTEREST ACCOUNT TO ANY FUNDING CHOICE YOU
     SELECT.

     STEP 1--Indicate what percentage of your contributions will be allocated to the Fixed Interest Account on page D, in column 1.

     STEP 2--Please indicate the amount to transfer from the Fixed Interest Account $ ____________ per month. ($50 minimum)

     STEP 3--The amount indicated in Step 2 is transferred from the Fixed Interest Account to any of the funding choices you select on page D in column 3. This column should total 100% when completed.

     STEP 4--If the amount of your contribution allocated to the Fixed Interest Account in step 1 above is less than
             100%, allocate your remaining contributions, (not to be used by the Allocator Strategy), to one or more of the funding choices on page D, in column 1. This column must total 100% when complete.

     STEP 5--Select the day of the month of the first transfer ____ / ____ / ____
             Must be between the 1st and 28th of the month (actual date may vary due to weekends, holidays, etc.)

     STEP 6--Select the transfer time frame by checking the appropriate box

             [_]For as long as there is money in the Fixed Interest Account OR

             [_]Specific number of months ______ (ex 12, 24, 36, etc.)

Note: The first transfer will be made on the date the amounts are allocated to the Allocator option. Subsequent transfers will be made on the same day in subsequent months.

All amounts in the Fixed Interest Account, including subsequent contributions made to the Fixed Interest Account, will be transferred as part of the Allocator Strategy, if you choose to make transfers for as long as you have money in the Fixed
Interest Account.

Please note if the Allocator was selected, another strategy cannot be selected at this time.

..    REBALANCER(R)

     Each quarter amounts are transferred among your current funding choices to bring the percentages of your account balance in each choice back to your original allocation. This strategy will affect 100% of your current and future allocations. On page D, use column 1 to choose your funding choices.

.. INDEX SELECTOR(SM) (Not available with MetLife Lifetime Withdrawal Guarantee Rider)

     Each quarter MetLife will rebalance the amount in the Index Divisions and the Fixed Interest Account (if applicable)
     to match the allocation percentages for the model you select. MetLife will allocate 100% of your initial and future contributions based on the current allocation for the Index Selector model you choose. The model's current allocation may change at any time (MetLife will notify you of changes). You may change your choice of model at any time. See your Representative for information on the current allocations for each model and for help in determining your Risk Tolerance. (Choose one model below and skip to page E, Section 4)

     SELECT ONE MODEL:   [_]Conservative   [_]Conservative to Moderate   [_]Moderate   [_]Moderate to Aggressive   [_]Aggressive

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                               [A] [B] [C] [D] [E]
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3.   ALLOCATION SELECTION

Indicate the percentage of your initial contributions to be allocated to each funding choice. Percentages must be in whole numbers. This allocation will also apply to future contributions unless changed by the Participant. You may change your allocation at any time.

Please note, if there are no Automated Investment Strategies chosen from Section 2 on page C complete column 1 only. If any Automated Investment Strategies from Section 2 were chosen, follow the steps as outlined on those pages. All columns
(if utilized) must total 100%. If the MetLife Lifetime Withdrawal Guarantee Rider has been selected, you are limited to only one of the Asset Allocation Portfolio funding choices numbered 1 through 4 on the list below.

IF AN AUTOMATED INVESTMENT STRATEGY IS SELECTED, PLEASE CHECK APPROPRIATE BOX.

[_] Equity Generator [_] Allocator [_] Rebalancer [_] Index Selector

 Column 1                          Column 2                            Column 3
                                                                   EQUITY GENERATOR
                                                                    (Select 1 Fund)
ALLOCATION                     FUNDING OPTIONS                         ALLOCATOR
----------  -----------------------------------------------------  ----------------
      %     Fixed Interest Account                                          %
      %     American Funds Bond                                             %
      %     BlackRock Bond Income                                           %
      %     Lehman Brothers Aggregate Bond Index                            %
      %     PIMCO Inflation Protected Bond                                  %
      %     PIMCO Total Return                                              %
      %     Western Asset Management Strategic Bond Opportunities           %
      %     Western Asset Management U.S. Government                        %
      %     Lord Abbett Bond Debenture                                      %
      %     Neuberger Berman Real Estate                                    %
      %     American Funds Growth                                           %
      %     American Funds Growth-Income                                    %
      %     BlackRock Large-Cap Core                                        %
      %     BlackRock Large Cap Value                                       %
      %     BlackRock Legacy Large Cap Growth                               %
      %     Calvert Social Balanced                                         %
      %     Davis Venture Value                                             %
      %     FI Large Cap                                                    %
      %     FI Value Leaders                                                %
      %     Harris Oakmark Large Cap Value                                  %
      %     Janus Forty                                                     %
      %     MetLife Stock Index                                             %
      %     MFS(R) Total Return                                             %
      %     Oppenheimer Capital Appreciation                                %
      %     T.Rowe Price Large Cap Growth                                   %
      %     FI Mid Cap Opportunities                                        %
      %     Harris Oakmark Focused Value                                    %
      %     Lazard Mid-Cap                                                  %
      %     MetLife Mid Cap Stock Index                                     %
      %     Neuberger Berman Mid Cap Value                                  %
      %     T.Rowe Price Mid-Cap Growth                                     %
      %     BlackRock Strategic Value                                       %
      %     Franklin-Templeton Small Cap Growth                             %
      %     Loomis Sayles Small Cap                                         %
      %     Met/AIM Small Cap Growth                                        %
      %     RCM Technology                                                  %
      %     Russell 2000(R) Index                                           %
      %     T.Rowe Price Small Cap Growth                                   %
      %     Third Avenue Small Cap Value                                    %
      %     American Funds Global Small Capitalization                      %
      %     Harris Oakmark International                                    %
      %     MFS(R) Research International                                   %
      %     Morgan Stanley EAFE(R) Index                                    %

               PORTFOLIOS THAT INVEST IN EXCHANGE TRADED FUNDS
      %        Cyclical Growth & Income ETF                                 %
      %        Cyclical Growth ETF                                          %

                           ASSET ALLOCATION PORTFOLIOS
      %        (1) MetLife Conservative Allocation                          %
      %        (2) MetLife Conservative to Moderate Allocation              %
      %        (3) MetLife Moderate Allocation                              %
      %        (4) MetLife Moderate to Aggressive Allocation                %
      %        (5) MetLife Aggressive Allocation                            %
   100%                                                                  100%

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4. TELEPHONE TRANSACTION AND ESERVICE AUTHORIZATION

MetLife Representative Telephone Transaction and eSERVICE Authorization   [_] Yes  [_] No

If you check YES above, your MetLife Representative will be given authority to conduct certain transactions on your behalf based on your instructions unless prohibited by state law or your employer (if applicable). These instructions include (1) transfers between funding choices, (2) changes to investment strategies, and (3) changes in allocation of future contributions. This does not include discretionary transactions initiated without your instructions. This authorization will remain valid until MetLife receives written notice from you terminating this privilege or until your current MetLife Representative changes. MetLife will employ reasonable security procedures to confirm that instructions communicated about your account by telephone are genuine. MetLife or the Separate Account will not be liable for any loss, expense or cost arising out of any request that MetLife reasonably believes to be genuine.

5. SIGNATURE(S)

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

I/We understand that I should notify Metropolitan Life Insurance Company if any information contained in this application should change.

I/We certify that the funding allocations, meet(s) the needs of my/our current investment objectives and risk tolerance.

If I elected the direct deposit option under Section 2, I understand that MetLife will not be liable for any failure to modify or terminate this arrangement until it has received a written request from me and it has had a reasonable time to act upon it. I understand that MetLife's responsibility is fully satisfied as soon as a deposit is made to my account. If any overpayment of income payments is credited to my account in error, I hereby authorize and direct the Bank or other
Depository to charge may account and to refund the overpayment to MetLife.

I/The Owner(s), agree to authorize the Annuitant to reallocate future annuity income and the right to change the beneficiary designation. I agree that neither MetLife nor its representatives shall be liable for any adverse consequences as a result of this authorization.

_______________________________________________________________________________________   _______________________________
Participant's Signature                                                                   Date

6. REPRESENTATIVES REQUIRED INFORMATION

Writing agent completes Section 1. All other agents complete Section 2.

SECTION 1

     AGENCY INDEX  REPRESENTATIVE'S NAME  SALES OFFICE NAME & NUMBER  % CREDIT  REPRESENTATIVE'S SIGNATURE
---  ------------  ---------------------  --------------------------  --------  --------------------------

___  ____________  _____________________  __________________________  ________  __________________________

SECTION 2

     AGENCY INDEX  REPRESENTATIVE'S NAME  SALES OFFICE NAME & NUMBER  % CREDIT  REPRESENTATIVE'S SIGNATURE
     ------------  ---------------------  --------------------------  --------  --------------------------

2ND  ____________  _____________________  __________________________  ________  __________________________

3RD  ____________  _____________________  __________________________  ________  __________________________

4TH  ____________  _____________________  __________________________  ________  __________________________

5TH  ____________  _____________________  __________________________  ________  __________________________

..    Commissions will be split in the agreed proportion.

..    The full amount will be credited to the remaining representative(s) if one or more is no longer servicing the account.

..    Whole % only.

..    MLR representatives can only split two ways.

I have delivered the Producer Compensation Disclosure form (only applicable for business sold by MetLife, NEF, MLR and
P&C producers).

Approved ______________________________________________________________________________   _______________________________
         Branch Manager/District Sales Manager's Signature (only required on split        Date
         commission business)

All representatives must be appropriately FINRA registered and state insurance licensed at the time of the sale to receive commission. If contract is being split between different sales offices, a copy is to be sent to the Manager(s)
not signing the form.
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ADMIN FFS VER2 (02/07) eF                                           LGWB (04/07)

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                                                                                                        [LOGO] MetLife(R)

                                              COMPENSATION DISCLOSURE NOTICE

MetLife, its affiliated insurance companies and broker-dealers are committed to helping you select an appropriate product based on your financial needs and stated investment objectives.

Your MetLife sales representative ("Representative") is an employee of a MetLife Company or a sales representative associated with MetLife's New England Financial(R)distribution channel.

Your Representative is authorized to offer and sell products to you that are issued or distributed by Metropolitan Life
Insurance Company or certain of MetLife's affiliated insurance companies and broker-dealers (each, a "MetLife Company"
and, together, the "MetLife Companies").* Products from the MetLife Companies include fixed life insurance and annuities, property, casualty, and health insurance, variable annuities, and variable life insurance ("MetLife Products"). Your
Representative also may be authorized to offer you certain products, including insurance, annuities, and mutual funds, issued by companies other than the MetLife Companies ("non-MetLife products").

Your Representative acts on behalf of the MetLife Companies in connection with the offer and sale of MetLife Products to you. He or she acts on behalf of a company other than MetLife in connection with the sale of non-MetLife products. Your
Representative also may service your mutual funds, securities or insurance products on behalf of the company issuing the product.

Your Representative is compensated by a MetLife Company for sale, renewal and servicing of MetLife Products and certain
non-MetLife products. This compensation includes base commissions and other forms of compensation that may vary from product to product and by the amount of the purchase payment made by you. You should be aware that the amount of his or her compensation may increase in part based upon the relative amount of MetLife Products that he or she sells during a set period. He or she also is eligible for additional cash compensation (such as medical, retirement and other benefits)
and non-cash compensation (such as conferences and sales support services) based on his or her sales of MetLife Products and overall sales and productivity. Your Representative may also receive compensation for the sale, renewal and servicing of non-MetLife products directly from the issuing company.

There are certain unaffiliated brokers who sell products through an association with a MetLife or New England Financial sales office. They are compensated by a MetLife Company for the sale, renewal and servicing of MetLife Products. Those brokers may receive increased compensation based upon the amount of MetLife Products sold during a set period.

----------
*    The following are the MetLife Companies whose products your Representative may be authorized to sell: Metropolitan
     Life Insurance Company, Metropolitan Property and Casualty Insurance Company, Metropolitan Casualty Insurance
     Company, Metropolitan General Insurance Company, Metropolitan Direct Property and Casualty Insurance Company,
     Metropolitan Group Property and Casualty Insurance Company, Metropolitan Lloyds Insurance Company of Texas, Economy
     Fire & Casualty Company, Economy Preferred Insurance Company, Economy Premier Assurance Company, MetLife Investors
     Insurance Company of Missouri, First MetLife Investors Insurance Company, MetLife Investors USA Insurance Company,
     New England Life Insurance Company, General American Life Insurance Company, Texas Life Insurance Company, Paragon
     Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Life & Annuity Company of Connecticut,
     MetLife Securities, Inc., Walnut Street Securities, Inc., New England Securities, Corp. and Tower Square Securities,
     Inc. For more information, please refer to www.metlife.com.

     "New England Financial" is a registered service mark of New England Life Insurance Company.

                                                   LEAVE WITH APPLICANT
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                                                 CUSTOMER PRIVACY NOTICE

                   THIS PRIVACY NOTICE IS GIVEN TO YOU ON BEHALF OF METROPOLITAN LIFE INSURANCE COMPANY

THIS PRIVACY NOTICE TELLS YOU:

..    WHY AND HOW WE GATHER INFORMATION ABOUT YOU

..    HOW WE PROTECT WHAT WE KNOW ABOUT YOU

..    HOW WE USE AND DISCLOSE YOUR INFORMATION

..    WHAT YOUR RIGHTS ARE

WHY WE NEED TO KNOW ABOUT YOU: We need to know about you so that we can provide the insurance and other products and services you've asked for. We may also need information about you in order to administer your business with us, evaluate claims, process transactions and run our business. And we need information from you and others to help us verify identities in order to help prevent money laundering and terrorism.

What we need to know includes address, age and other basic information. But we may need more information, including finances, employment, health, hobbies or business conducted with us, with other MetLife companies (our "AFFILIATES") or with other companies.

HOW WE LEARN ABOUT YOU: What we know about you we get mostly from you. But we may also have to find out more about you from other sources to make sure that the information we have about you is correct and complete. Those sources may include adult relatives, employers, consumer reporting agencies, and others. Some sources may give us reports and may disclose what they know to others.

HOW WE PROTECT WHAT WE KNOW ABOUT YOU: Because you entrust us with personal information, we take steps we consider reasonable to make sure that what we know about you is treated confidentially. For example, our employees are told to take care in handling your information. They may get information about you only when there is a good reason to do so. We also take steps to make our computer databases secure and to safeguard the information we have.

HOW WE USE AND DISCLOSE WHAT WE KNOW ABOUT YOU: We may use what we know about you to help us serve you better. We are allowed by law to use the information we have about you, and disclose it to our affiliates and others, for many purposes.
For instance, we may use your information, and disclose it to others, in order to:

..    Help us evaluate your request for a product or service

..    Help us process claims and other transactions

..    Confirm or correct what we know about you

..    Help us prevent fraud and other crimes

..    Help us comply with the law

..    Help us run our business

..    Process information for us

..    Perform research for us

..    Audit our business

When we disclose information to others to perform business services for us, they are required to take appropriate steps to protect this information. And they may use the information only for the purposes of performing those business services.
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Other reasons we may disclose what we know about you include:

..    Doing what a court or government agency requires us to do; for example, complying with a search warrant or subpoena;

..    Telling another company what we know about you, if we are or may be selling all or any part of our business or merging with another company;

..    Giving information to the government so that it can decide whether you may get benefits that it will have to pay for; and

..    Giving your information to someone who has a legal interest in your insurance, such as someone who lent you money and holds a lien on your policy.

Generally, we will disclose only the information we consider reasonably necessary to disclose and no more.

We may use what we know about you in order to offer you our other products and services. We may also provide information to others outside of the MetLife companies, such as marketing companies, to help us offer our own products and services to you. In addition, we can tell you about our affiliates and the products they offer.

Unless you tell us not to (see "You Can Make an `Opt Out' Election" below), we may disclose certain information to our affiliates so that they can offer their products and services directly to you. Our affiliates include life, car and home insurers, securities firms, broker-dealers, a bank, a legal plans company and financial advisors. In the future, we may have affiliates in other businesses. In addition, if we have joint marketing agreements with other unaffiliated financial services companies, we may give them information about you so that we can offer products jointly or so they can offer products and services endorsed or sponsored by us to you. But we will not share information for joint marketing if you tell us not to or if the law that applies to you does not allow it.

     YOU CAN MAKE AN "OPT OUT" ELECTION: You can tell us not to share your information to let our affiliates market their products directly to you, or not to disclose your information to a third party in connection with a joint marketing arrangement. An "opt-out" election form is enclosed with this notice. You can also obtain an "opt-out" election form by calling us at 1-877-638-7684 or by writing to us at the address at the end of this Notice.

Even if you do not "opt out," we will not disclose your health information to another company to permit it to market its products to you. We will also not share your information with other unaffiliated companies who may want to market their products directly to you, unless it is in connection with a joint marketing arrangement (as described above). For example, we will not sell or otherwise disclose your information to a catalog company.

YOU CAN SEE AND CORRECT THE INFORMATION WE HAVE ABOUT YOU: Generally, we will let you review what we know about you if you ask us in writing. (Because of its legal sensitivity, we will not show you anything that we learned in connection with a claim or lawsuit.) Also, if the law allows us to do so, we may decide to disclose what we know about your health only through your health care provider. If you tell us that what we know about you is incorrect, we will review it. If we agree with you, we will correct our records. If we do not agree with you, you may tell us in writing, and we will include your statement in any future disclosure of information.

YOU CAN GET OTHER INFORMATION FROM US: In addition to any other privacy notice we may give you, we must give you a summary of our privacy policy once each year. You may have other rights under the law. If you want to know more about our privacy policy, please contract us at our website, www.metlife.com, or write to your MetLife company, c/o MetLife Privacy
Office, P.O. Box 489, Warwick, Rhode Island 02887-9954.
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ANN CPN (01/05)

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